1 NewtekOne Closed its 12th S&P-Rated Loan Securitization of $103.9 Million of SBA 7(a) Unguaranteed Loan-Backed Notes Series 2023-1 Boca Raton, FL, June 14, 2023 NewtekOne, Inc. (Nasdaq: NEWT), announced today that it has closed its twelfth small business loan securitization, with the offering of $103,860,000 of Unguaranteed SBA 7(a) Loan-Backed Notes, Series 2023-1, consisting of $84,270,000 of Class A Notes and $19,590,000 of Class B Notes (collectively, the “Notes”), with preliminary ratings of “A- (sf)” and “BBB- (sf)”, respectively, by S&P Global Ratings (“S&P”). The Notes had a 79.5% advance rate. The Class A Notes were priced at lesser of 30-day Average Compounded SOFR plus 300 basis points or PRIME minus 50 basis points, and the Class B Notes were priced at lesser of 30-day Average Compounded SOFR plus 425 basis points or PRIME plus 75 basis points (Note interest rates are floating rate and adjust monthly). The Notes are collateralized by the right to receive payments and other recoveries attributable to the unguaranteed portions of SBA 7(a) loans made by Newtek Small Business Finance, LLC ("NSBF") pursuant to Section 7(a) of the Small Business Act, and overcollateralized by NSBF's participation interest in the unguaranteed portions. Deutsche Bank Securities and Capital One Securities acted as joint book running managers for the transaction. In April 2023, Newtek Bank began funding the SBA 7(a) loan origination pipeline transferred from NSBF, the Company’s previous SBA 7(a) lender. Newtek Bank originates SBA 7(a) loans under PLP- delegated authority granted by the SBA. Barry Sloane, Chairman, President and Chief Executive Officer of NewtekOne, Inc. said, “Once again, we are thrilled with the market reception that NewtekOne received on its twelfth issuance of structured notes rated by S&P Global Ratings. We are particularly pleased that investors invested in our transaction despite marketing over the Memorial Day holiday and the prospects of a government debt- ceiling crisis. The rating agencies and 9 unique institutional investors recognized the quality of our portfolio by giving us an advance rate equal to advance rates on prior transactions. We estimate the NSBF loan portfolio that serves as collateral for five different and distinct securitizations has a weighted-average coupon equal to 11.05% and a weighted-average coupon on the bonds from our 2018, 2019, 2021, 2022 and -2023 securitization transactions of 7.86%, which equates to a weighted average

2 net interest margin of 3.19%. NSBF will no longer originate SBA 7(a) loans and currently is in a run- off mode with expenses limited, in material part, to interest expense on securitizations. Newtek Bank’s subsidiary, Newtek Small Business Lending, is servicing NSBF’s loan portfolio. NSBF is represented in our public filings as a separate and distinct segment and will be wound down as the securitizations pay off and amortize. We would like to thank the bond investors that have invested in our rated securities, as well as Deutsche Bank and Capital One Securities, which were the joint book running managers on this transaction.” NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek®, NewtekOne®, Newtek Bank, National AssociationTM, Your Business Solutions Company® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These statements are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause NewtekOne's actual results to differ materially from those described in the forward-looking statements can be found in NewtekOne's Annual Report on Form 10-K for the year ended December 31, 2022, which has been filed with the Securities and Exchange Commission and are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com